EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004, relating to the consolidated financial statements, which appears in Cypress Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 28, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 14, 2004